EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 26, 2009

June 26, 2009	Weekly ROR[1]	Month-to-Date ROR[1]	Year-to-Date ROR[1]
Class A Units	-0.4%	-3.4%	-8.3%
Class B Units	-0.4%	-3.5%	-8.6%
Legacy 1 Class Units	-0.3%	-3.1%	-3.1%
Legacy 2 Class Units	-0.3%	-3.2%	-3.2%
GAM 1 Class Units	-0.8%	-3.3%	-1.6%
GAM 2 Class Units	-0.8%	-3.3%	-1.7%
GAM 3 Class Units	-0.9%	-3.6%	-2.3%

S&P 500 Total Return Index[2]	-0.2%	0.1%	3.1%
Barclays Capital U.S. Long Government Index[2]	3.2%	0.9%	-11.5%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs:  A weak supply forecast in the sugar markets moved prices up near two-year highs.  Increased sugar demand caused by a weaker U.S. dollar also played a role in supporting sugar prices.  Grains prices generally declined last week as the outlook for this year’s corn and wheat harvests improved.

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies:   The U.S. dollar declined against major counterparts last week as the U.S. Federal Reserve indicated that interest rates would remain low in the near future.  Furthering the dollar’s decline was speculation that the Chinese Government may begin utilizing alternate currencies for their reserves.

Grant Park’s longer-term trading advisors are predominantly short the U.S. dollar.  Grant Park’s shorter-term trading advisors are also predominantly short the U.S. dollar.

Energy:  Crude oil markets rallied this week following intra-week gains in the global equity markets.  Supply concerns stemming from a recent rebel attack on a Nigerian oil installation also moved crude oil prices up.  Prices in the natural gas markets declined last week as concern over economic growth weighed on demand forecasts.

Grant Park’s longer-term trading advisors are predominantly long the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Equities:   The UK’s FTSE 100 Index declined as a result of weakness in the mining and banking sectors.  In the U.S., equity markets finished nearly flat as investors remained unsure about the nation’s growth prospects.

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Fixed Income: Prices in the U.S. treasury markets moved higher as strong results from last week’s debt auction improved demand forecasts.  A rise in weekly jobless claims also had a bullish effect on the debt markets.  Speculators drove up fixed-income prices as they viewed rising unemployment as a sign that a U.S. economic recovery is not imminent.

Grant Park’s longer-term trading advisors are predominantly short the fixed-income sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Metals:  Prices in the base metals markets rose slightly last week following technical buying from commodity funds.  In the precious metals markets, gold and silver finished the week higher as a result of weakness in the U.S. dollar.

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.